CALIFORNIA DEPARTMENT OF FOOD & AGRICULTURE

California Department of Food and Agriculture
1220 N Street
Sacramento, CA 95814

TEMPORARY CANNABIS CULTIVATION LICENSE

Legal Business Name:
VBF Brands, Inc.

Premises APN:
Monterey County - 137-121-022-000

Premises Address:
20420 Spence Road
Salinas, CA 93908

Valid:
01/17/2018 to 3/16/2019

License Number:
TAL17-0000526

License Type:
Temporary-Specialty Mixed-Light Tier 2

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